The Source Information Management Company
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                   Calculation for Weighted Average Number of
                            Common Shares Outstanding

                                                                                                        Weighted
                                                                                           Weighted      Average
                                                      Common      Common        Days       Average        Number
                                                       Share      Shares        Out-        Number      of Shares
Date              Description                        Activity   Outstanding   standing    of Shares    Outstanding
---------------------------------------------------------------------------------------------------------------------
February 1, 1997  Balance
                                                                   7,041,478          27    1,050,386

February 28, 1997 Stock dividend on preferred stock
                                                         7,721     7,049,199          75    2,920,939
May 15, 1997      Assumed conversion of stock
                  options                               47,786     7,096,985          41    1,607,604
June 25, 1997     Assumed conversion of stock
                  options                               51,170     7,148,155           7      276,448
July 1, 1997      Assumed conversion of warrants        40,330     7,188,485          28    1,112,031
July 29, 1997     Stock issued in payment of
                  services                               2,132     7,190,617           2       79,454
July 31, 1997     Exchange of preferred stock for
                    common stock                       225,867     7,416,484           1       40,975

July 31, 1997     Balance
                                                                   7,416,484                               7,087,838

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